Exhibit 10.84

EXECUTION VERSION

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of June 23, 2011, among FREI Sun Holdings (Cayman) Ltd., a Cayman Islands exempted company (“FR Holdings”), FREI Sun Holdings (US) LLC, a Delaware limited liability company (“FR Holdings US” and, collectively with FR Holdings, the “Purchasers”), Sun Edison LLC, a Delaware limited liability company (“SunEdison”) and, solely for the purpose of acknowledging Section 8 hereof, SunEdison Reserve International, L.P., a Cayman Islands limited partnership (“SunEdison Reserve International”) and SunEdison Reserve US, L.P., a Delaware limited partnership (“SunEdison Reserve US”).

WHEREAS, each of the parties hereto (collectively, the “Parties”) are party to that certain Framework Agreement (the “Framework Agreement”), dated as of May 21, 2010.

WHEREAS, in connection with the transactions contemplated by the Framework Agreement, SunEdison has been issued, and is the sole owner of, limited partnership interests in each of SunEdison Reserve International and SunEdison Reserve US, in each case corresponding to its 9.9% Percentage Interest.

WHEREAS, SunEdison desires to sell 100% of its limited partnership interests in SunEdison Reserve International to FR Holdings (the “Transferred International JV Interests”) and 100% of its limited partnership interests in SunEdison Reserve US (the “Transferred US JV Interests”) to FR Holdings US (collectively, the “Transferred JV Interests”) and each of FR Holdings and FR Holdings US desire to purchase such Transferred JV Interests.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Framework Agreement.

2. Agreement to Purchase; Closing

(a) Purchase Price. Upon the terms and subject to the conditions of this Agreement, SunEdison will sell, assign, transfer and deliver, free and clear of all liens: (i) to FR Holdings, the Transferred International JV Interests (including all of SunEdison’s right, title and interest therein) in exchange for the payment by FR Holdings to SunEdison by wire transfer in immediately available funds in the amount of U.S.$12,023,275 (the “International Purchase Price”) and (ii) to FR Holdings US, the Transferred US JV Interests (including all of SunEdison’s right, title and interest therein) in exchange for the payment by FR Holdings US to SunEdison by wire transfer in immediately available funds in the amount of U.S.$10.00 (the “US Purchase Price” and, collectively with the International Purchase Price, the “Total Purchase Price”). Schedule 1 attached hereto sets forth the calculation of the Total Purchase Price.

EXECUTION VERSION

(b) Closing. Unless another date, location or time is mutually agreed by Purchasers and SunEdison, the closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, at 10:00 a.m. local time on the date hereof. The date of the Closing is herein referred to as the “Closing Date.”

(c) Withholding. Purchasers shall be entitled to deduct and withhold or cause to be deducted and withheld from amounts otherwise payable to SunEdison pursuant to this Agreement such amounts as they may be required to deduct and withhold with respect to such payments under any provision of federal, state, local or foreign tax law, with such amount agreed to in advance with SunEdison. Any amounts so deducted and withheld will be: (i) treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; (ii) paid over to the applicable tax authority in the name, and for the account, of SunEdison; and (iii) documented in writing by Purchasers to SunEdison together with proof of payment of such withheld amounts.

3. No Assumption of Obligations or Liabilities. Purchasers are not directly or indirectly, assuming, and shall not in any way be or become responsible for (i) any obligations or liabilities arising from SunEdison’s breach of the representations, agreements, warranties or covenants made in this Agreement, the Framework Agreement or the JV Entity Agreements or (ii) any tax liabilities of SunEdison, including liability for taxes attributable to income or losses allocated to SunEdison in accordance with the provisions of the JV Entity Agreements.

4. Representations, Warranties of SunEdison. SunEdison hereby represents and warrants to Purchasers as follows:

(a) Ownership of Transferred JV Interests. SunEdison is a limited partner in each of SunEdison Reserve International and SunEdison Reserve US and holds all right, title and interest (legal and beneficial) in and to the Transferred JV Interests. SunEdison has, and by execution hereof will have transferred and delivered to FR Holdings and FR Holdings US, good and marketable title to the Transferred JV Interests, free and clear of any pledge, lien, security interest, mortgage, claim, charge, restriction, option, title defect or encumbrance, other than applicable restrictions under the applicable JV Entity Agreement.

(b) Authority. SunEdison is duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution, delivery and performance by SunEdison of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of SunEdison. This Agreement has been duly and validly executed and delivered by SunEdison. Assuming the due authorization, execution and delivery by each of FR Holdings and FR Holdings US, this Agreement constitutes a valid and binding agreement of SunEdison, enforceable against SunEdison in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and general principles of equity.

EXECUTION VERSION

(c) Non-contravention. The execution and delivery of this Agreement by SunEdison does not and will not, and the consummation by SunEdison of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any provision of its limited liability company organizational documents; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of any of the terms, conditions or provisions of any of its material agreements; or (iii) contravene or conflict with, or constitute a violation of any provision of, or trigger any liability or obligation under, any law, order or government permit applicable to or binding on SunEdison, other than, in the case of clauses (ii) and (iii), any such violations, conflicts, breaches, defaults, terminations, cancellations, liabilities, obligations, liens, or contraventions that, individually or in the aggregate, have not had and are not reasonably likely to impair in any material respect the ability of SunEdison to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

(d) Consents. No consent, approval, order or authorization of, or registration, qualification or filing with, any governmental authority or any other Person is required on the part of SunEdison in connection with the execution, delivery and performance of this Agreement by SunEdison, other than such consents, approvals, authorizations, registrations, qualifications or filings the failure of which to obtain or make would not reasonably be expected to impair in any material respect the ability of SunEdison to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

(e) Tax Matters. SunEdison is not a foreign corporation, foreign partnership, foreign trust or foreign estate for U.S. federal income tax purposes and is a disregarded entity under Treasury Regulations Section 1.1445-2(b)(2)(iii) that is owned by MEMC Electronic Materials, Inc. and MEMC Electronic Materials, Inc. is not a foreign corporation, foreign partnership, foreign trust or foreign estate for U.S. federal income tax purposes.

(f) Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SunEdison.

5. Representations and Warranties of Purchasers. Each Purchaser hereby represents and warrants to SunEdison as follows:

(a) Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution, delivery and performance by such Purchaser of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Purchaser. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming the due authorization, execution and delivery by SunEdison, this Agreement constitutes, a valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and general principles of equity.

EXECUTION VERSION

(b) Non-contravention. The execution and delivery of this Agreement by such Purchaser does not and will not, and the consummation by such Purchaser of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any provision of its organizational documents; (ii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of any of the terms, conditions or provisions of any of its material agreements; or (iii) contravene or conflict with, or constitute a violation of any provision of, or trigger any liability or obligation under, any law, order or government permit applicable to or binding on such Purchaser, other than, in the case of clauses (ii) and (iii), any such violations, conflicts, breaches, defaults, terminations, cancellations, liabilities, obligations, liens, or contraventions that, individually or in the aggregate, have not had and are not reasonably likely to impair in any material respect the ability of such Purchaser to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

(c) Consents. No consent, approval, order or authorization of, or registration, qualification or filing with, any governmental authority or any other Person is required on the part of such Purchaser in connection with the execution, delivery and performance of this Agreement by such Purchaser, other than such consents, approvals, authorizations, registrations, qualifications or filings the failure of which to obtain or make would not reasonably be expected to impair in any material respect the ability of such Purchaser to consummate the transactions contemplated by, or to perform its obligations under, this Agreement.

(d) Brokers. No broker, finder or investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Purchaser.

6. Closing Deliveries of SunEdison. At the Closing, SunEdison shall deliver or cause to be delivered to the Purchasers:

(a) Resignation Letter. A duly executed letter of resignation, effective as of the Closing, from Kevin Lapidus in his capacity as a member of the board of directors of SunEdison Reserve GP, LLC; and

(b) Funds Receipt. A duly executed receipt of funds in the form attached hereto as Exhibit A, evidencing SunEdison’s receipt of the Total Purchase Price in exchange for the Transferred JV Interests.

7. Closing Deliveries of Purchasers. At the Closing, the Purchasers shall deliver or cause to be delivered to SunEdison the Total Purchase Price as set forth in, and in accordance with, Section 2 hereof. Promptly following the Closing, the Purchasers shall cause SunEdison Reserve GP, LLC to update Schedule I to the limited partnership agreements of each of SunEdison Reserve International and SunEdison Reserve US to reflect the Transfers contemplated hereby and remove SunEdison from the list of limited partners in each such Schedule I.

EXECUTION VERSION

8. Effect on Framework Agreement Obligations. The Parties agree that their obligations (and the obligations of their Affiliates) derived from all Project documents in respect of Projects funded prior to the date hereof shall not be affected by this Agreement or any termination of the Framework Agreement.

9. Miscellaneous

(a) Expenses. All fees, costs and expenses incurred in connection with this Agreement, including the negotiation and preparation thereof, and the transactions contemplated hereby, shall be paid by the party incurring such fees and expenses.

(b) Further Action. Each of the parties hereto shall execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(c) Survival. All representations and warranties contained in this Agreement shall survive the Closing Date for six months following the Closing Date; provided, however, that the representations and warranties of SunEdison contained in Section 4(a) (Ownership of Transferred JV Interests) shall survive indefinitely.

(d) Entire Agreement. This Agreement (including the exhibits hereto) contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into this Agreement.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to SunEdison:

Sun Edison LLC

12500 Baltimore Avenue

Beltsville, MD 20705

Attention: Kevin Lapidus,

General Counsel

Facsimile: (240) 264-8100

Email: klapidus@sunedison.com

EXECUTION VERSION

If to FR Holdings or FR Holdings US: c/o First Reserve One Lafayette Place Greenwich, CT 06830 Attention: Alan G. Schwartz Facsimile: (203) 625-8579 Email: aschwartz@firstreserve.com	with a copy to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Attention: William E. Curbow Facsimile: (212) 455-2502 Email: wcurbow@stblaw.com

(f) Severability. The invalidity in whole or in part of any part of this Agreement shall not affect the validity of the remainder of the Agreement.

(g) Successors and Assigns; Benefit. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned in whole or in part, whether by operation of law or otherwise, by any party without the express written consent of each of SunEdison, FR Holdings and FR Holdings US, and any such attempted assignment shall be void and unenforceable. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law provisions thereof.

(i) Submission to Jurisdiction. Each party to this Agreement hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by law, all right to a trial by jury in any action arising out of or relating to this Agreement. In any action which may be instituted against either party arising out of or relating to this Agreement, such party hereby consents to the service of process in connection with any action by the mailing thereof by registered or certified mail to such party’s address set forth in Section 9(e) or any other manner permitted by the State of New York.

(j) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. All references in this Agreement to Sections and Exhibits shall refer to the Sections of, and Exhibits to, this Agreement unless the context shall otherwise require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.

EXECUTION VERSION

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original. The parties may sign this Agreement by faxed copies or email transmissions of PDF or scanned copies, and any such faxed or emailed copy shall be deemed to be an original, and no objection shall be made to the introduction into evidence of any faxed or emailed copy on grounds related to the faxed or emailed copy not being an original.

[Remainder of page intentionally left blank]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS

FREI SUN HOLDINGS (CAYMAN) LTD.

By:	/s/ Mark Florian

Name:	Mark Florian
Title:	Managing Director

FREI SUN HOLDINGS (US) LLC

By:	FREI Alpha AIV L.P., its managing member

By:	First Reserve Energy Infrastructure GP, L.P., its general partner

By:	First Reserve Energy Infrastructure GP Limited, its general partner

By:	/s/ Mark Florian

Name:	Mark Florian
Title:	Managing Director

SUNEDISON

SUN EDISON LLC

By:	/s/ Kevin Lapidus
Name: Kevin Lapidus
Title: SVP & General Counsel

(Solely for the purposes of Section 8 hereof)

SUNEDISON RESERVE INTERNATIONAL, L.P.

By:	SunEdison Reserve GP, LLC, its general partner

By:	/s/ Mark Florian

Name:	Mark Florian
Title:	Managing Director

SUNEDISON RESERVE INTERNATIONAL, L.P.

By:	SunEdison Reserve GP, LLC, its general partner

By:	/s/ Mark Florian

Name:	Mark Florian
Title:	Managing Director